UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2022

AMERICAN HONDA FINANCE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

California	001-36111	95-3472715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1919 Torrance Blvd., Torrance, California	90501
(Address of Principal Executive Offices)	(Zip Code)

(310) 972-2555

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
2.625% Medium-Term Notes, Series A Due October 14, 2022	HMC/22A	New York Stock Exchange
1.375% Medium-Term Notes, Series A Due November 10, 2022	HMC/22	New York Stock Exchange
0.550% Medium-Term Notes, Series A Due March 17, 2023	HMC/23	New York Stock Exchange
0.750% Medium-Term Notes, Series A Due January 17, 2024	HMC/24A	New York Stock Exchange
0.350% Medium-Term Notes, Series A Due August 26, 2022	HMC/22C	New York Stock Exchange
1.600% Medium-Term Notes, Series A Due April 20, 2022	HMC/22E	New York Stock Exchange
1.950% Medium-Term Notes, Series A Due October 18, 2024	HMC/24D	New York Stock Exchange
0.750% Medium-Term Notes, Series A Due November 25, 2026	HMC/26A	New York Stock Exchange
0.300% Medium-Term Notes, Series A Due July 7, 2028	HMC/28A	New York Stock Exchange
1.500% Medium-Term Notes, Series A Due October 19, 2027	HMC/27A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Effective March 25, 2022, Honda Canada Finance Inc. (“HCFI”), a subsidiary of American Honda Finance Corporation (“AHFC”), amended (the “Ninth Amendment”) its C$2.0 billion ($1.6 billion) Second Amended and Restated Credit Agreement, dated March 24, 2014, among HCFI, as the borrower, the lenders party thereto, and Canadian Imperial Bank of Commerce, as administrative agent, joint bookrunner and co-lead arranger, RBC Capital Markets, as joint bookrunner and co-lead arranger, BMO Capital Markets, as co-lead arranger, The Toronto-Dominion Bank, as co-arranger and co-syndication agent, MUFG Bank, Ltd., Canada Branch, as co-arranger and co-syndication agent, Bank of Montreal, as co-syndication agent, Royal Bank of Canada, as co-syndication agent, Mizuho Bank, Ltd., Canada Branch, as documentation agent (the “Second Amendment and Restatement”), as amended on June 30, 2014 (the “First Amendment”), on March 13, 2015 (the “Second Amendment”), on March 23, 2016 (the “Third Amendment”), on March 23, 2017 (the “Fourth Amendment”), on March 13, 2018 (the “Fifth Amendment”), on March 12, 2019 (the “Sixth Amendment”), on March 19, 2020 (the “Seventh Amendment”) and on March 15, 2021 (the “Eighth Amendment” and the Second Amendment and Restatement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment and the Ninth Amendment, the “Credit Agreement”).

The Ninth Amendment, among other things:

•	extended the commitment termination date of Tranche A, which enables HCFI to borrow up to C$1.0 billion ($791 million), from March 25, 2022 to March 25, 2023;

•	extended the commitment termination date of Tranche B, which enables HCFI to borrow up to C$1.0 billion ($791 million), from March 25, 2025 to March 25, 2027;

•	added a new Section 2.4(i) to the Credit Agreement to address any discontinuation or unavailability of the Canadian Dollar Offered Rate;

•	added a new Section 12.12 “Erroneous Payments by the Administrative Agent” to the Credit Agreement;

•	deleted each reference to “March 31, 2020” in Section 8.4 of the Credit Agreement and replaced it with “March 31, 2021”; and

•	made certain other technical changes.

The foregoing description of the Ninth Amendment is qualified in its entirety by reference to the complete text of such Ninth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

References to “C$” are to the Canadian dollar. This report contains translations of certain Canadian dollar amounts into U.S. dollars at the rate specified below solely for your convenience. These translations should not be construed as representations that the Canadian dollar amounts actually represent such U.S. dollar amounts or that they could be converted into U.S. dollars at the rate indicated. U.S. dollar equivalents for “C$” amounts are calculated based on an exchange rate of 1.2637 per U.S. dollar as of December 31, 2021.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Ninth Amendment, dated as of March 25, 2022, between HCFI and Canadian Imperial Bank of Commerce, as administrative agent, for and on behalf of the banks party to the Credit Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN HONDA FINANCE CORPORATION

Date: March 25, 2022	By:	/s/ Paul C. Honda
Paul C. Honda
Vice President and Assistant Secretary